EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 22, 2014 relating to the consolidated financial statements of ASP HHI Holdings, Inc. and subsidiaries, and the related financial statement schedule listed in the Index at Item 16, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Detroit, MI

August 22, 2014